UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2015, Drew Industries Incorporated ("Drew" or the "Company") reported that Todd Driver, Chief Operating Officer, would be leaving the Company to pursue other opportunities.

On January 1, 2016, Mr. Driver and the Company entered into a Transition, Separation and General Release Agreement setting forth compensation to be paid to Mr. Driver in conjunction with his separation from Drew. Such compensation is consistent with the severance benefits set forth in his Executive Employment Agreement dated February 26, 2015, and includes (i) a separation payment equal to two times his annual base salary plus two times his average bonus (with the average bonus not to exceed current base salary), payable in equal installments over 24 months from the date of separation, (ii) a lump sum payment to cover expenses including the continuation of health insurance, (iii) the incentive bonus he otherwise would have received pursuant to the Company's 2015 Management Incentive Plan, and (iv) accelerated vesting of certain time-based stock options and deferred stock units granted pursuant to the Drew Industries Incorporated Equity Award and Incentive Plan. The Executive Employment Agreement also includes continuing restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

The description of the Transition, Separation and General Release Agreement contained herein is a summary of the material terms of the agreement, does not purport to be complete, and is qualified in its entirety by reference to the form of agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1 - Transition, Separation and General Release Agreement, dated January 1, 2016, between Drew Industries Incorporated and Todd Driver

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Robert A. Kuhns Robert A. Kuhns Chief Legal Officer and Secretary

Dated: January 7, 2016

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